UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 23, 2016

LION BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-53127	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

999 Skyway Road, Suite 150
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Forward-Looking Statements

This Current Report on Form 8-K contains so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “expects,” “projects,” “intends,” “estimates,” and other words of similar meaning. These forward-looking statements address the Company’s possible manufacturing plans and related costs and expenses, as well other information about the Company’s future product and development programs. Readers should carefully consider any such statement and should understand that many factors could cause actual results to differ from these forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed, and actual future results may vary materially. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

Item 1.01.            Entry into a Material Definitive Agreement.

On November 23, 2016, Lion Biotechnologies, Inc. (the “Company”) entered into that certain Manufacturing Services Agreement (the “Agreement”) with WuXi AppTec, Inc., a leading global contract researcher for many of the world's largest pharmaceutical, biotech and medical device companies. The Agreement governs the terms under which the Company may, from time to time, engage WuXi AppTec, under separate statements of work, to provide manufacturing and other services related to the Company’s autologous cell therapy products. The Agreement will also govern certain work orders placed under the prior Cell Therapy Development, Manufacturing and/or Tissue Processing Terms and Conditions agreement that the parties entered into in September 25, 2015.

The Company and WuXi AppTec may, from time to time during the term of the Agreement, enter into individual statements of work, which statements of work will describe the services to be performed by WuXi AppTec thereunder, the consideration to be paid by the Company for such services, and other details related thereto. The Company and WuXi AppTec have entered into two such statements of work for two cGMP manufacturing suites to be established and operated by WuXi AppTec for the Company, one of which is expected to be capable of being used for the commercial manufacture of the Company’s products. The fee payable under the first statement of work for the use of one of the manufacturing suites during the next year, including the fees for the necessary personnel, will be $2.5 million. Under the second statement of work, WuXi AppTec agreed to establish and operate a second, dedicated facility for a late stage / commercial manufacturing cGMP suite. Under the second statement of work, the Company agreed to transfer its current tumor infiltrating lymphocyte manufacturing process to the dedicated cGMP cell processing suite to be established at WuXi AppTec’s facilities. The fee payable under the second statement of work for the use of one of the manufacturing suites during the next year, including the fees for the necessary personnel, will be $5.85 million. Equipment for this suite will be also be purchased in addition to these amounts. Under the two statements of work, the Company will pay WuXi AppTec additional fees based on the amount of testing, analysis, raw materials purchased and manufacturing/production services provided by WuXi AppTec.

The Agreement has a three-year term. However, the Company may terminate the Agreement or any statement of work by providing written notice of termination not less than 30 days in advance of the date of termination; provided, that the Company shall remain liable for any fees owed under any outstanding statement of work, including termination fees. WuXi AppTec may terminate the Agreement by providing written notice of termination not less than 180 days in advance of the date of termination; provided, that, the Agreement shall remain in full force and effect with respect to any statements of work outstanding at the time that such termination becomes effective.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2016	LION BIOTECHNOLOGIES, INC.

By: /s/ MARIA FARDIS
Maria Fardis, Chief Executive Officer